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                                                                     EXHIBIT 4.3

                                                                    Confidential
           Memorandum of Understanding and Term Sheet between PSI and SINO-MICRO
                                                                   15 March 2003
                                                                    Page 1 of 16

                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") is entered into this 15/th/ day of March 2003 by and between PSI Technologies Inc. ("PSI") and Jilin
Sino-Microelectronics Corporation Limited. ("SINO-MICRO") (PSI and SINO-MICRO are hereinafter individually referred to as a "Party" and collectively as the "Parties").

WHEREAS, PSI, a corporation duly registered in Manila, Philippines, is a worldwide leading provider of outsourced semiconductor manufacturing services;

WHEREAS, SINO-MICRO, a limited liability Shareholding company duly registered in Jilin Province, the People's Republic of China ("China" or the "PRC"), is engaged in the development, production and sales of electronic products;

WHEREAS, PSI and SINO-MICRO wish to explore the possibilities of combining certain of their respective skills and resources by way of an equity joint venture limited liability company (the "JVCo") to engage in the business of manufacturing semiconductor components;

NOW, THEREFORE, after friendly discussions, and based on the principle of equality and mutual benefits, PSI and SINO-MICRO wish to set out below their preliminary understanding regarding certain terms of the proposed JVCo and in connection therewith, the Parties also entered into a Confidentiality Agreement dated March 15, 2003 (the "Confidentiality Agreement").

1.   Creation of JVCo.

1.1 By signing this MOU, the Parties agree that they will negotiate diligently and in good faith to enter into a joint venture or definitive agreement (the "Joint Venture Contract") for the creation of JVCo in accordance with the terms and conditions set forth in the Term Sheet attached hereto as Annex A (the "Term Sheet") and such other terms and conditions as may be agreed by the Parties. It is understood that the terms set forth in the Term Sheet are to be considered as indicative of the essential business terms intended by the Parties to govern their proposed investment in JVCo and their relationship as shareholders of JVCo.

2.   Further Performance and Assurances.

2.1 Each of the Parties will execute such documents, give such assurances and do such other or further acts and things as may be necessary to carry out the full intent and purposes of this MOU.

2.2 (a) After signing of this MOU, PSI and its authorized representatives will conduct legal, financial, environmental, health and safety, and business due diligence to obtain a thorough understanding of SINO-MICRO's business, operations, assets, financial condition and prospects.

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                                                                    Confidential
           Memorandum of Understanding and Term Sheet between PSI and SINO-MICRO
                                                                   15 March 2003
                                                                    Page 2 of 16

     (b) After signing of this MOU, SINO-MICRO and its authorized representatives will conduct legal, financial, environmental, health and safety, and business due diligence to obtain a thorough understanding of PSI's business, operations, assets, financial condition and prospects.

2.3 After the signing of this MOU, the Parties shall commence as soon as practicable the preparation of a joint feasibility study report and comprehensive five-year business and finance plan and shall use their best efforts to prepare for the negotiation of the Joint Venture Contract and other related agreements.

3.   Termination of Commitments.

3.1 This MOU shall become effective on the date of execution by and among the Parties and shall continue to be in full force and effect until the execution of the Joint Venture Contract unless earlier terminated as provided under section
3.2 and 3.3 of the MOU.

3.2 Any of the Parties may, prior to the execution of the Joint Venture Contract, by written notice to the other Party, cancel its commitments under this MOU if any event or condition (not anticipated or foreseen or provided for by the Parties) shall occur which, in its reasonable opinion, has a material adverse effect on its present financial condition and operations or the present financial condition and operations of the other Party, or which adversely affects the title and possession of any of the Party to any of the assets listed in annexes to the Term Sheet. Termination shall be effective fifteen (15) days after notice thereof is received by the other Party.

3.3 Notwithstanding anything to the contrary contained herein, the commitments of the Parties under this MOU will be deemed terminated and of no further force and effect if the Joint Venture Contract is not executed on or before September 15, 2003 or such later date as may be mutually agreed by the Parties in writing.

3.4  In case of termination, each Party shall bear its own costs.

4.   Representations and Warranties.

4.1  Each Party represents and warrants to the other Parties that:

     (a) It is legally organized and validly existing under and by virtue of the laws of the jurisdiction in which it is incorporated and has all legal and corporate authority to enter into, execute and deliver this MOU and to perform its obligations hereunder;

     (b) Except as disclosed in writing to the other Party as of the execution of this MOU, it has obtained all governmental and corporate consents required or necessary to enter into this MOU; and

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                                                                    Confidential
           Memorandum of Understanding and Term Sheet between PSI and SINO-MICRO
                                                                   15 March 2003
                                                                    Page 3 of 16

     (c) The execution and delivery of this MOU and the performance of its obligations hereunder shall not violate any provision of its articles of incorporation, by-laws or equivalent charter documents, or any law, decree, executive order, rule or regulation applicable to it, or shall not constitute a breach of any agreement, indenture, document or instrument to which it is a party or by which it or any of its property is bound.

5.   Confidentiality.

5.1 PSI and SINO-MICRO understand and agree that all information regarding the transactions described or referred to herein or provided or disclosed in connection with the negotiation of the transactions described or referred to herein constitute "Confidential Information" as defined in the Confidentiality Agreement.

6.   Assignability.

6.1 Each of PSI and SINO-MICRO may assign to any of its Affiliates, its rights, interest, benefits or privileges hereunder or delegate to any of its Affiliates, obligations, in whole or in part, under this MOU without the prior written consent of the other Party so long as the assignee is qualified to perform the undertakings of such assigning Party as set forth in the Joint Venture Contract. Any assignment of its rights, interests, benefits or privileges hereunder, or any delegation of its obligations by any Party, other than as provided herein without the consent of the other Party shall be void ab initio.

6.2 For purposes of this MOU and the Term Sheet, "Affiliate" shall mean a company that is 100% owned and controlled by parent such as PSI or SINO-MICRO.

7.   Amendment.

7.1 This MOU may only be modified with the written consent of the Parties hereto.

8.   Notices.

8.1 All notices hereunder shall be sent in writing to the following addresses of the Parties, which notices may be by registered mail or confirmed telefax:

     (a) In case of PSI, to:

         PSi Technologies, Inc.
         FTI Complex, Electronics Avenue
         Taguig, M. M., Philippines
         Fax No.:   (632) 838-5080

         Attention: Mr. Arthur J. Young, Jr.
                           Chairman of the Board

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                                                                    Confidential
           Memorandum of Understanding and Term Sheet between PSI and SINO-MICRO
                                                                   15 March 2003
                                                                    Page 4 of 16

      (b) In case of SINO-MICRO, to:

          Jilin Sino-Microelectronics Corporation Limited
          99 Shenzhen St., Jilin City, Jilin Province
          People's Republic of China
          Fax No.:  (86-432) 466-5812

          Attention: Mr. Xia Zeng Wen
                             Chairman of the Board

9.    Entire Understanding.

9.1 This MOU and such documents as may be executed by the Parties contemporaneously herewith or pursuant hereto, constitute the entire understanding of the Parties with respect to the subject matter hereof, and shall supersede any prior expressions of intent or understanding with respect to this transaction, except for the confidentiality agreement signed on 15 March 2003.

10.   Language.

10.1 This MOU is written in English and Chinese and the two language versions shall be equally authentic.

11.   Counterparts.

11.1 This MOU will be signed in 6 (six) copies, with each party holding 3 (three) copies. All the signed copies should have the same legal effect.

12.   Legal Effect.

12.1 This MOU shall not be construed as creating any legally binding obligation on the part of the Parties to enter into a joint venture between them. All of the terms and conditions relating to the JVCo described herein are subject to further discussion and negotiation and not intended to constitute, and do not constitute, legally binding obligations of any Party; except that the Parties shall, in utmost good faith, comply with Section 5. Each of the Parties hereto understands and agrees that the final terms and conditions relating to the JVCo described herein will be embodied in a Joint Venture Contract and other related agreements which may differ from the terms and conditions hereof. The execution and delivery of all final definitive agreements are subject to the approval of the respective Boards of Directors of the Parties.

This MEMORANDUM OF UNDERSTANDING is signed by the duly authorized representatives of each of the parties hereto on the date first written above.

PSI TECHNOLOGIES, INC.                     JILIN SINO-MICROELECTRONICS CO., LTD.

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                                                                    Confidential
           Memorandum of Understanding and Term Sheet between PSI and SINO-MICRO
                                                                   15 March 2003
                                                                    Page 5 of 16

By:                                       By:



/s/ Arthur J. Young, Jr.                  /s/ Xia Zeng Wen
----------------------------------------  --------------------------------------
Name: Arthur J. Young, Jr.                Name: Xia Zeng Wen
Title: Chairman & CEO                     Title: President

                           SIGNED IN THE PRESENCE OF:



/s/ William J. Meder                      /s/ Xu Tie Zheng
----------------------------------------  --------------------------------------
Name: William J. Meder                    Name: Xu Tie Zheng